Exhibit 99.1
FOR RELEASE AT 3:00 PM CST

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
DECLARES QUARTERLY DIVIDEND
AND
ANNOUNCES EXPANDED SHARE REPURCHASE PROGRAM

Milwaukee, Wisconsin – August 21, 2008 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) announced today that its Board of Directors, at its regular quarterly meeting August 19, 2008, declared a quarterly cash dividend of $0.15 per common share.  The quarterly dividend is payable on October 1, 2008 to shareholders of record as of September 17, 2008.

In addition, the Board authorized the repurchase of an additional 200,000 shares (approximately 6 percent of currently outstanding shares) under its ongoing stock repurchase program.  Shares may be repurchased from time to time in open market transactions and will be held as Treasury Shares.

This latest action brings the total repurchase authorization to 3,839,395 shares, of which 3,633,833 have been repurchased to date.

STRATTEC designs, develops, manufactures and markets mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches and related access control products for North American automotive customers, and for global automotive manufacturers through the VAST Alliance in which it participates with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  The Company’s history in the automotive business spans 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-lookingstatements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.